Exhibit 5.1

September 12, 2011

Nucor Corporation

1915 Rexford Road

Charlotte, North Carolina 28211

Re: Nucor Corporation – Registration Statement on Form S-3 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as counsel to Nucor Corporation, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the potential offer and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) by the Company, of (i) shares of the Company’s common stock, par value $0.40 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $4.00 per share (the “Preferred Stock”) and (iii) one or more series of debt securities of the Company (the “Debt Securities”). The Common Stock, the Preferred Stock and the Debt Securities that are registered under and may be offered and sold pursuant to the Registration Statement, the Prospectus and one or more Prospectus Supplements are hereinafter collectively referred to as the “Securities.”

The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Amendment to the Company’s Restated Certificate of Incorporation (as amended and/or restated from time to time, the “Certificate of Incorporation”), with respect thereto. The Debt Securities will be issued pursuant to and governed by an existing indenture, dated as of January 12, 1999, as supplemented to the date hereof, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), which is an exhibit to the Registration Statement, and one or more supplemental indentures to be entered into between the Company and the Trustee (collectively, the “Indenture”).

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents and records of the Company (including, without limitation, the Indenture, the Certificate of Incorporation, the amended and restated Bylaws of the Company), such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company

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and others, in each case, as we have deemed necessary or appropriate for the purposes of the opinions hereafter expressed. In all such investigations and examinations, we have assumed the legal capacity and competency of all natural persons executing documents and certificates submitted to us, the genuineness of all signatures, the authenticity of original and certified documents submitted to us, the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies and that any certificate or document upon which we have relied and which was given or dated earlier than the date of this letter continues to remain accurate, insofar as relevant to the opinions contained herein, from such earlier date through and including the date hereof. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of statements contained in the Indenture and any other documents executed, delivered or entered into in connection with the Registration Statement and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others and assumed compliance on the part of all parties to the Indenture with their covenants and agreements contained therein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.

To the extent it may be relevant to the opinions expressed below, we have assumed that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) have become effective, no stop order suspending the effectiveness of the Registration Statement has been or will be issued and no proceedings for that purpose have been or will be instituted or threatened by the SEC, (ii) the Indenture has been and will remain qualified under the Trust Indenture Act of 1939, as amended, (iii) one or more Prospectus Supplements will be prepared by the Company and filed with the SEC describing the Securities offered thereby, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities will be duly authorized, executed and delivered by all parties thereto other than the Company, (vi) the Company will have sufficient authorized but unissued and unreserved shares of Common Stock and Preferred Stock on the date of any issuance of such shares registered pursuant to the Registration Statement, (vii) the parties to the Indenture, other than the Company, have the power and authority to enter into and perform their obligations under such Indenture, and to consummate the transactions contemplated thereby, (viii) the Indenture has been duly authorized, executed and delivered by, and constitutes legal, valid and binding obligations of such parties enforceable against such parties in accordance with their terms, and that such parties will comply with all of their obligations under the Indenture, (ix) the Company will be validly existing as a corporation in good standing as of the date of any approval of the issuance and the issuance of Securities, (x) the Company will comply with all applicable laws, and (xi) all signatures are genuine.

We have assumed for purposes of our opinions below that no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken given or made and will be in full force and effect.

We have also assumed that there will not have occurred, prior to the date of issuance and sale of any Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of any Securities, the board of directors of the Company (or any committee thereof

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September 12, 2011

acting pursuant to authority properly delegated to such committee by the board of directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance and sale of such Securities.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. When (i) the board of directors of the Company or a duly constituted and acting committee thereof (collectively, the “Board”) and any persons delegated such authority have taken all necessary corporate action to approve the issuance of Common Stock and/or to establish the terms and approve the issuance of Preferred Stock (such shares of Common Stock and/or Preferred Stock, collectively, the “Shares”) and (ii) such Shares have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable Prospectus Supplement against payment therefor in an amount in excess of the par value thereof, such Shares will be validly issued, fully paid and non-assessable.

2. When (i) the Board and any persons delegated such authority have taken all necessary corporate action to approve the issuance and terms of any class or series of the Debt Securities, the terms of the offering thereof, and related matters, (ii) such Debt Securities have been issued and sold against payment therefor upon the terms and conditions set forth in the Indenture, the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and (iii) such Debt Securities have been duly executed, authenticated and delivered in accordance with the Indenture, then such Debt Securities will be validly authorized and issued and binding obligations of the Company, enforceable in accordance with their terms.

Opinions expressed herein are limited to matters governed by the laws of the States of North Carolina and New York (which opinions are given by lawyers in this firm who are licensed to practice in the State of New York), the General Corporation Law of the State of Delaware and the Securities Act, each as currently in effect and including the applicable provisions of each State’s constitution and the reported cases interpreting each State’s applicable laws, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We are opining only as to the matters expressly set forth in numbered paragraphs 1 and 2 above, and no opinion is implied or may be inferred beyond the matters expressly stated therein. We do not find it necessary for purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offer and sale of the Securities.

We express no opinion as to:

(i) the legality, validity, binding effect or enforceability of any provision of the Indenture, any Debt Security issued thereunder or any other agreement pursuant to which Securities may be offered and sold or issued relating to indemnification or contribution or exculpation.

(ii) the legality, validity, binding effect or enforceability of any provision of the Indenture, any Debt Security issued thereunder or of any other agreement pursuant to which Securities may be offered and sold or issued:

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September 12, 2011

(A) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company under any of such agreements or instruments to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

(B) related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the Sate of New York, or (II) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;

(C) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(D) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; or

(E) which may be construed to be in the nature of a penalty.

The opinions expressed herein are subject to the following:

(i) bankruptcy, insolvency, reorganization, moratorium (or related judicial doctrines) and other laws now or hereafter in effect affecting creditors’ rights and remedies generally;

(ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law;

(iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally; and

(iv) the qualification that certain provisions of the Indenture or the Debt Securities to be issued pursuant thereto and governed thereby or any other instruments defining the rights of holders of such Debt Securities may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity as against the Company of the Indenture or the Debt Securities to be issued pursuant thereto and governed thereby or any other instruments defining the rights of holders thereof as a whole, and the Indenture, or the Debt Securities to be issued pursuant thereto and governed thereby or any other instruments defining the rights of holders of such Debt Securities and the laws of the State of New York contain adequate

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provisions for enforcing payment of the obligations governed thereby, subject to the other qualifications contained in this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not believe and do not hereby admit that that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, the related Prospectus and any Prospectus Supplement, including this opinion as an exhibit or otherwise.

Very truly yours,

Moore & Van Allen PLLC

/s/ Moore & Van Allen PLLC